Exhibit 10(v)
THIRD AMENDMENT OF
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
AGENTS' MONEY PURCHASE PENSION PLAN

The Lincoln National Life Insurance Company Agents' Money Purchase Pension Plan (the "Plan") is amended effective December 31, 1999 (unless a different date is specified below) by:

1. Renaming the Plan (title and in subsection 1.1) as "The Lincoln National Life Insurance Company Money Purchase Pension Plan";

2. Adding the following at the end of subsection 1.3: "The Committee and the LNC Benefits Appeals and Operations Committee are fiduciaries under the Plan and each has complete authority and discretion to interpret and administer the Plan. As part of such authority, the LNC Benefits Appeals and Operations Committee resolves all questions relating to eligibility, participation, coverage and the availability and payment of benefits under the Plan. Decisions of the LNC Benefits Appeals and Operations Committee are final and binding on Plan Participants. In addition, each Committee may delegate any of its authority to any person or persons it selects."

3. Deleting the last two sentences of subsection 10.2 and substituting therefor: "The term "Disability" means "totally disabled" as defined under the applicable Lincoln long-term disability plan (even if the individual shall have declined or not elected coverage under such plan). The permanence and degree of such impairment shall be supported by medical evidence."

4. Deleting Supplement A and substituting therefor the attached Supplement A (for the 1999 Plan Year);

5. Effective January 1, 2000, deleting Supplement A (for the 1999 Plan Year).

6. Adding the following new paragraph at the end of subsection 2.1:
"Effective January 1, 2000, employees at field office locations who were covered by this Plan but shall have become eligible for participation in the LNC Employees' Retirement Plan shall no longer be eligible for contributions under this Plan, notwithstanding any provision of this Plan to the contrary."

7. Effective January 1, 2000, inserting "and life brokerage employee" after the word "Agent" in subsections 2.1 and 2.2, substituting "individual" for
"Agent" in the last paragraph of 2.1   and, in subsection 2.4, deleting from
the lead-in "Agent's or Participant's" and "Agent" and   substituting in both
places "individual".

8. Effective January 1, 2000, deleting paragraph 3.2(a) and substituting therefor the following:

"Compensation" means commissions paid by Lincoln due to the sale of Lincoln products, manager draw, staff draw, staff associate draw, account manager compensation, management bonus, previous year bonus paid in current calendar year, staff bonus, brokerage bonus, staff short-term disability and amounts deferred under any tax-favored flexible spending account or 401(k) plan sponsored by Lincoln or Lincoln National Corporation; but such term excludes commissions paid by companies other than Lincoln (including affiliates and subsidiaries of Lincoln and of Lincoln National Corporation); amounts paid under any long-term disability plan sponsored by the Company or Lincoln National Corporation; amounts paid after termination of employment even though earned while employed; expense reimbursements or allowances; payments and awards for suggestions, employment referrals, relocation, educational achievements or similar awards; commissions from national brokerage arrangements (Lincoln Associates, Inc.) or paid through the broker/dealer; cash or cash values paid under long-term executive compensation plans, including (but not limited to) stock grants, stock options and stock appreciation rights and awards under any long-term performance unit plan; cash value of merchandise or similar awards; imputed taxable value of merchandise or employee fringe benefits; lump-sum payments for unused time off; severance pay or related continuity bonuses, even tough paid while employed; compensation that is eligible earnings for benefits accrued in another pension plan sponsored by the Company or Lincoln National Corporation other than such a 401(k) plan; and compensation commonly referred to as "company credits" under Customized Security.

The annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $170,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to the Plan Year beginning in such calendar year."

9. Effective January 1, 2000, deleting subsection 4.1 and substituting therefor the following:

"Subject to the terms and conditions of the Plan, the Company shall pay into the Trust (on behalf of Participants, for each Plan Year and after such Plan Year) an amount equal to the greater of (a) and (b) below; provided, however, that a Participant shall be entitled to receive a Company Contribution (which contribution shall be made on an annual basis on or before the April 1 immediately following the Plan Year) only if (i) his remuneration for such Plan Year is less than $100,000 and (ii) he is in the active employment of the Company on the last day of such Plan Year (unless his termination of employment occurred by reason of his death or Disability; or after his attainment of age 60). For these purposes, "remuneration" shall mean a Participant's compensation as defined by IRC
Section 415 and regulations thereunder plus amounts deferred under any tax-favored flexible spending account or 401(k) plan sponsored by Lincoln or Lincoln National Corporation. To the extent permitted by ERISA Section 403, each contribution made by Company hereunder shall be conditioned upon the deductibility of the contribution under Section 404 of the Code.

(1) Agents shall receive a Company contribution equal to the sum of (A) 2% of the Participant's Compensation for such Plan Year; plus (B) (i) .5% of Participant's eligible annuity and non-life commissions for such Plan Year, and 3% of Participant's eligible life commissions for such Plan Year, if he meets President's Club production requirements during such year; or (ii) 1% of Participant's eligible annuity and non-life commissions for such Plan Year, and 6% of Participant's eligible life commissions for such Plan Year, if he meets President's Cabinet production requirements during such year; or (iii) 2% of Participant's eligible annuity and non-life commissions for such Plan Year, and 9% of Participant's eligible life commissions for such Plan Year, if he meets Chairman's Council production requirements during such year;

(2) Life brokerage employees shall receive either the Company contribution described in (A) or (B), as applicable: (A) 6% of the Participant's Compensation for such Plan Year if not described as follows (B) 8% of the Participant's commissions for such Plan Year if his first week of service commenced prior to January 1, 1989 and the Participant was a Financial Institutions Wholesaler, Life Brokerage Support Associate, or Life Brokerage Regional Director prior to January 1, 1996; and

(b) in the case of a Participant who is totally disabled and one hundred percent (100%) vested in his account balance, the applicable amount determined under (a) above for the calendar year prior to the onset of such disability. The term "totally disabled" shall have the same meaning as under the applicable Lincoln long-term disability plan (even if the individual shall have declined or not elected coverage under such plan).
An individual shall be considered totally disabled under this Plan for a Plan Year only if he shall have received benefits under such long-term disability plan during that Plan Year (or would have received such benefits during that Plan Year had he been covered under such plan). The permanence and degree of such impairment shall be supported by medical evidence."

IN WITNESS WHEREOF, the Chief Executive Officer of the Company has executed this Third Amendment this 8th day of December 1999.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

/S/GABRIEL L. SHAHEEN
-----------------------------
By: Gabriel L. Shaheen
Its:  Chief Executive Officer


SUPPLEMENT A
(FOR PLAN YEAR 1999) TO
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
MONEY PURCHASE PENSION PLAN ("PLAN")

Purpose and           A-1.  The purpose of this Supplement A is to
Application           modify and supplement the provisions of the
                      Plan as such provisions apply to the
                      following-described individuals (hereinafter sometimes referred to as "Eligible Individual" or as "Eligible Individuals"): (i) those individuals who were formerly employed by CIGNA Corporation on December 31, 1997 and who were also participants in the Connecticut
                      General Life Field Retirement Plan ("CIGNA
                      Plan") and who became employed by The Lincoln
                      National Life Insurance Company ("Lincoln") effective as of January 1, 1998, together with
                      (ii) those individuals who are employed or engaged as employees or agents by Lincoln after January 1, 1998 with respect to the five types of job classifications described in paragraph A-4 below and who work at former
                      CIGNA Field Office locations. This Supplement A is to set forth the manner in which Eligible
                      Individuals will participate and benefit in this Plan. The CIGNA Plan was not merged into this Plan.

Definitions           A-2.  Unless the context of the Plan or this
                      Supplement A clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined in this Supplement A.

Eligibility           A-3.  Eligible Individuals who previously
                      participated in the CIGNA Plan shall not be required to attain age 21 nor to complete one year of service prior to participating in the Plan as such individuals shall commence participation in the Plan as of January 1, 1998.
                      All other Eligible Individuals will be required to attain age 21 and to complete one year of service prior to participating in the Plan and such Eligible Individuals will enter the Plan as of the first day of the month following the completion of such requirements.

Eligible
Associates            A-4.  Eligible Individuals employed by Lincoln in
                      the following job classifications (as such terms are defined in the CIGNA Plan) and who are employed to work at former CIGNA Field Office locations are eligible to participate in the Plan: (i)
                      Salary-Based Associates; (ii) Financial Institutions
                      Wholesalers, Life Brokerage Support Associates, or
                      Life Brokerage Regional Directors; (iii) Second-Line
                      Management Associates; (iv) Regional CEOs; and (v)
                      Producers.

                      The following individuals are not eligible: (i) a salary-based employee who is employed as a Core Staff Associate or Designated Staff Associate whose original hire date, or rehire date following five or more one-year breaks in service, for that position was on or after January 1, 1989 and before January 1, 1996; or (ii) a salary-based employee who is employed as a LFA Field Administrative Associate whose original hire date, or rehire date following five or more one-year breaks in service, for that position was before January 1, 1996.

Compensation          A-5.  Compensation for Eligible Individuals shall be
                      defined as the following:

                      (i) manager draw, staff draw, staff associate draw, commissions paid by Lincoln due to the sale of Lincoln products, account manager compensation, management bonus, previous year bonus paid in current calendar year, staff bonus, brokerage bonus, staff short-term disability and amounts deferred under any tax-favored flexible spending account or 401(k) plan sponsored by Lincoln or Lincoln National Corporation; but

                      (ii) specifically excluding commissions paid by companies other than Lincoln (including affiliates and subsidiaries of Lincoln and of Lincoln National Corporation); amounts paid after termination of employment even though earned while employed;
                      expense reimbursements or allowances; payments and awards for suggestions, employment referrals, relocation, educational achievements or similar awards; commissions from national brokerage arrangements (Lincoln Associates, Inc.) or paid through the broker/dealer; cash or cash values paid under long-term executive compensation plans, including (but not limited to) stock grants, stock options and stock appreciation rights and awards under any long-term performance unit plan; cash value of merchandise or similar awards; imputed taxable value of merchandise or employee fringe benefits; lump-sum payments for unused time off; severance pay or related continuity bonuses, even tough paid while employed; compensation that is eligible earnings for benefits accrued in another pension plan sponsored by Lincoln or Lincoln National Corporation other than such a 401(k) plan; and compensation commonly referred to as "company credits" under Customized Security.

Company
Contribution          A-6.  Company Contributions shall be made as follows
                      for Eligible Individuals in the following-described job classifications:

                  (i) Salary-Based Associates shall receive a Company
                      contribution equal to the sum of (A) and (B):

                      (A) (1) 3% of participant's eligible compensation,
                              excluding commissions, if participant has not completed 5 years of benefit service; or

                          (2) 5% of participant's eligible compensation,
                              excluding commissions, if participant has completed at least 5 years but fewer than 10 years of benefit service; or

                          (3) 6% of participant's eligible compensation,
                              excluding commissions, if participant has completed 10 or more years of service; plus

                      (B) Participant's commissions for the plan year
                          multiplied by the percentage determined under sub-paragraph (v) below.

                 (ii) Financial Institutions Wholesalers; Life Brokerage
                      Support Associates; or Life Brokerage Regional Directors shall receive either the Company contribution described in (A) or (B), as applicable:

                      (A) 8% of participant's commissions for the plan
                          year if his first week of service commenced prior to January 1, 1989 and the participant was a Financial Institutions Wholesaler, Life Brokerage Support Associate, or Life Brokerage Regional Director prior to January 1, 1996; or

                      (B) 6% of participant's eligible compensation for
                          the plan year if not described in (A) above.

                (iii) Second-Line Management Associates shall receive a
                      Company contribution equal to the sum of (A), (B) and (C):

                      (A) 2% of participant's eligible compensation,
                          excluding commissions, for the plan year;

                      (B) (1) 1% of participant's eligible compensation,
                              excluding commissions, if participant
                              achieves PSM or Managing Bronze or UVP
                              Bronze SHARP award status; or

                          (2) 4% of participant's eligible compensation,
                              excluding commissions, if participant
                              achieves Managing Silver or UVP Silver
                              SHARP award status; or

                          (3) 7% of participant's eligible compensation,
                              excluding commissions, if participant
                              achieves Managing Gold or UVP Gold SHARP award status; plus

                      (C) Participant's commissions for the plan year
                          multiplied by the percentage determined under sub-paragraph (v) below.

                 (iv) Regional CEOs shall receive a Company contribution
                      equal to the sum of (A) and (B):

                      (A) 2% of participant's eligible compensation,
                          excluding commissions, for such plan year; plus

                      (B) Participant's commissions for the plan year
                          multiplied by the percentage determined under sub-paragraph (v) below.

                  (v) Producers shall receive a Company contribution
                      equal to the sum of (A) and (B):

                      (A) 2% of participants eligible compensation for
                          such plan year; plus

                      (B) (1) 1% of participant's eligible compensation if
                              he meets second time President's Conference production requirements during such year; or

                          (2) 3% of participant's eligible compensation if
                              he meets third time President's Conference production requirements during such year; or

                          (3) 6% of participant's eligible compensation if
                              he meets Honor's Table qualification
                              requirements during such year; or

                          (4) 8% of participant's eligible compensation if
                              he meets Excalibur production requirements during such year.

Requirement to Receive
Company Contribution        A-7.  An Eligible Individual shall be entitled
                            to receive a Company Contribution (which contribution shall be made on an annual basis on or before the April 1 immediately following the Plan Year) only if (i) his remuneration for such Plan Year is less than $100,000 and
                            (ii) he is in the active employment of the Company on the last day of the Plan Year
                            (unless his termination of employment occurred by reason of his death or Disability; or after his attainment of age 60). For these purposes, "remuneration" shall mean such individual's compensation as defined by IRC Section 415 and regulations thereunder plus amounts deferred under any tax-favored flexible spending account or 401(k) plan sponsored by Lincoln or Lincoln National Corporation.

Disability
Definition                  A-8.  The term "totally disabled" shall have
                            the same meaning as under the applicable
                            Lincoln long-term disability plan (even if the individual shall have declined or not elected coverage under such plan). An individual shall be considered totally disabled under this Plan for a Plan Year only if he shall have received benefits under such long-term disability plan during that Plan Year (or would have received such benefits during that Plan Year had he been covered under such plan).
                            The permanence and degree of such impairment shall be supported by medical evidence.